EXHIBIT 5

               BECKMAN, MILLMAN & SANDERS, L.L.P.
                         [LETTER HEAD]



                                                  July 1, 1998



Embryo Development Corporation
750 Lexington Avenue, Suite #2750
New York, New York 10022

To Whom It May Concern:

     Pursuant to the options granted to me on June 17, 1998, I hereby exercise options to purchase 500,000 shares of the common stock of the Company and enclose my secured promissory note in the amount of $46,900.00.

                                   Very truly yours,

                                   /s/   Matthew Harriton
                                   _________________________